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                                                                  EXHIBIT 99

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                                  Sharon State Bank

                      PROXY SOLICITED ON BEHALF OF SHARON BANK'S
                                  BOARD OF DIRECTORS

                          Please sign and return immediately


             Known all men by these presents that, I, the undersigned shareholder of Sharon State Bank, do hereby appoint Rymund P. Wurlitzer and Howard Haas as my true and lawful attorneys, with full power of substitution, for me and in my name, to vote at the special meeting of stockholders of said bank, to be held on the 30th day of May, 1995, or any adjournment of said meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given, as follows:

          Agreement and Plan of Reorganization

          Proposal to approve the Agreement and Plan of Reorganization dated August 31, 1994, as amended, between Sharon Bank and Marshall & Ilsley Corporation ("M&I") and a related Agreement and Plan of Consolidation between Citizen's Bank of Delavan ("Citizens Bank"), which, at the time of the Consolidation, will be a wholly-owned subsidiary of M&I, and Sharon Bank, pursuant to which Sharon Bank will be consolidated with and into Citizens Bank (the "Consolidation") and each outstanding share of Sharon Bank's Common Stock, $100 par value, will be converted into the right to receive 220 shares of M&I's Common Stock, $1.00 par value, and cash in lieu of fractional shares.

             VOTE FOR                VOTE AGAINST                  ABSTAIN
               [  ]                      [  ]                        [  ]

             The above item is proposed by the Board of Directors, and it recommends a vote in favor of such item.

             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

             I confer discretionary authority on the above-named individuals with respect to any other matters which properly come before the meeting, which approval shall not constitute ratification of actions taken at that meeting.


             IN EXERCISING DISCRETIONARY AUTHORITY, SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.



Dated:              , 1995
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  (please fill in date)                -----------------------------------
                                       (Signature of Stockholder)


                                       ----------------------------------
                                       (Signature of Stockholder)

(When signing as personal representative, trustee, guardian, etc., please give your full title. If more than one trustee, all should sign, unless any one person is authorized to act. If shares are held in joint names, either or both may sign.)